                                                                    EXHIBIT 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE



                     AMERICAN STOCK TRANSFER & TRUST COMPANY
               (Exact name of trustee as specified in its charter)



          New York                                           13-3439945
  (State of incorporation                                (I.R.S. employer
  if not a national bank)                               identification No.)


       59 Maiden Lane                                          10038
    New York, New York                                      (Zip Code)
   (Address of trustee's
principal executive offices)



                            CALLON PETROLEUM COMPANY
               (Exact name of obligor as specified in its charter)



          DELAWARE                                         64-0844345
(State or other jurisdiction of                         (I.R.S. employer
 incorporation or organization)                        identification No.)


   200 North Canal Street
    Natchez, Mississippi                                      39120
   (Address of principal                                   (Zip Code)
     executive offices)



               --------------------------------------------------
                      9.75% SENIOR NOTES DUE 2010, SERIES B
                       (Title of the Indenture Securities)
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                                       -2-

                                     GENERAL

     1.           General Information.

                  Furnish the following information as to the trustee:

                  a. Name and address of each examining or supervising authority to which it is subject.

                     New York State Banking Department, Albany, New York

                  b. Whether it is authorized to exercise corporate trust powers.

                     The Trustee is authorized to exercise corporate trust
                  powers.

     2.           Affiliations with Obligor and Underwriters.

                  If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

     3.           Voting Securities of the Trustee.

                  Furnish the following information as to each class of voting securities of the trustee:

                                                      As of  May 31, 2004

                  -----------------------------------------
                  COL. A                             COL. B


                  -----------------------------------
                  Title of Class                             Amount Outstanding


                  -----------------------------------
                  Common Shares - par value $600 per share.  1,000 shares

     4.           Trusteeships under Other Indentures.

                  The Trustee is trustee for certain 11% Senior Subordinated Notes due 2005 issued by the Obligor under a certain Indenture dated as of October 26, 2000, as supplemented by certain First Supplemental Indenture dated as of October 26, 2000.

     5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

                  None.

     6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

                  None.

     7. Voting Securities of the Trustee Owned by Underwriters or their Officials.

                  None.

     8.           Securities of the Obligor Owned or Held by the Trustee.

                  None.

     9.           Securities of Underwriters Owned or Held by the Trustee.

                  None.

     10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

                  None.

     11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

                  None.

     12.          Indebtedness of the Obligor to the Trustee.

                  None.

     13.          Defaults by the Obligor.

                  None.

     14.          Affiliations with the Underwriters.

                  None.

     15.          Foreign Trustee.

                  Not applicable.


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                                       -4-


     16.          List of Exhibits.

         T-1.1 - A copy of the Organization Certificate of American Stock Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

         T-1.4 -           A copy of the By-Laws of American Stock Transfer
                           & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

         T-1.6 - The consent of the Trustee required by Section 312(b) of the Trust Indenture Act of 1939. Exhibit A.

         T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. - Exhibit B.

                                 _______________


                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, American Stock Transfer & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 8th day of June, 2004.

                                            AMERICAN STOCK TRANSFER
                                                & TRUST COMPANY
                                                    Trustee


                                            By: /s/ Herb Lemmer
                                                -----------------------------
                                                Vice President

                                    EXHIBIT A






     Securities and Exchange Commission
     Washington, DC 20549

     Gentlemen:

     Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

                                              Very truly yours,

                                              AMERICAN STOCK TRANSFER
                                               & TRUST COMPANY



                                              By  /s/ Herb Lemmer
                                                  ------------------------
                                                  Vice President

                                                                       EXHIBIT B



AMERICAN STOCK TRANSFER & TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY  10038


         CONSOLIDATED REPORT OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100 MILLION REPORT AT CLOSE OF BUSINESS ON DECEMBER 31, 2003.

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                DOLLAR AMOUNTS IN THOUSANDS
---------------------------------------------------------------------------------------------------------------------------
ASSETS

 1.  Cash and balances due from depository institutions:
     a.  Non-interest-bearing balances and currency and coin                                                          1,634
     b.  Interest-bearing balances                                                                                      374
 2.  Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)                                            19,41810,855
     b.  Available-for-sale securities (from Schedule RC-B, column D)
 3.  Federal funds sold and securities purchased under agreements to  resell
 4.  Loans and lease financing receivables.
 5.  Trading assets
 6.  Premises and fixed assets (including capitalized leases)                                                         7,129
 7.  Other real estate owned (from Schedule RC-M)
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)
 9.  Customers' liability to this bank on acceptances outstanding
10.  Intangible assets (from Schedule RC-M)
11.  Other assets (from Schedule RC-F)                                                                                5,194
12.  Total assets (sum of items 1 through 11)                                                                        44,607

     SCHEDULE RC - CONTINUED

                                                                                                DOLLAR AMOUNTS IN THOUSANDS
---------------------------------------------------------------------------------------------------------------------------
     LIABILITIES

13.   Deposits.
14.   Federal funds purchased and securities sold under agreements to  repurchase
15.   Trading liabilities
16.   Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding
19.   Subordinated notes and debentures
20.   Other liabilities (from Schedule RC-G)
21.   Total liabilities (sum of items 13 through 20)                                                                 23,490
                                                                                                                     23,490
22.   Not applicable

EQUITY CAPITAL

23.   Perpetual preferred stock and related surplus
24.   Common stock                                                                                                      600
25.   Surplus (exclude all surplus related to preferred stock)                                                       11,449
26.   a. Retained Earnings                                                                                            8,394
      b. Accumulated other comprehensive income                                                                         674
27.   Other equity capital components
28. Total equity capital (sum of items 23 through 27)                                                                21,117
29. Total liabilities and equity capital (sum of items 21 and 28)                                                    44,607